Exhibit 99.1

Atlas Technical Consultants Reports Third Quarter 2021 Results

- Company’s Strong Growth Continues with Revenues Increasing 15%

- Record $757 Million Backlog Fueled by New Major Infrastructure and Environmental Related Contract

Awards

- Growth Poised to Accelerate in 2022 From Major Project Wins and Strong Market Tailwinds

- Passage of the $1.2 Trillion US Infrastructure Bill Expected to Positively Impact Atlas Services and End

Markets

Austin, TX (November 15, 2021) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading infrastructure and environmental services provider, announced today results for the third quarter ended October 1, 2021.

Third Quarter 2021 Highlights:

●	Gross revenue grew 15.1% to $138.7 million, compared to $120.5 million in the prior-year quarter. Revenue growth was driven by the cross-selling of expanded services from core businesses combined with recent acquisitions and solid operational execution.

●	Net revenue(1) rose 15.0% to $112.5 million, compared to $97.9 million in the prior-year quarter. Net revenue was approximately 81% of gross revenue, reflecting ongoing strategic efforts to increase self-performance and enhance margins.

●	Net loss attributable to Class A common shares was $2.3 million, or $0.07 per Class A share, compared to a net loss of $0.9 million, or $0.16 per Class A share in the prior-year quarter.

●	Adjusted net income(2) was $4.6 million, or $0.14 per Class A share, compared to $1.0 million, or $0.18 per Class A share in the prior year quarter. Adjusted net income excludes $3.1 million of acquisition and other non-operational expenses and noncash adjustments of $3.8 million for the amortization of intangible assets.

●	Adjusted EBITDA(3) increased 4.1% to $19.8 million, compared to $19.0 million in the prior-year quarter, and represented 17.6% of net revenue. The increase was driven by higher revenues, both organic and from recent acquisitions, which offset higher expenses, primarily labor-related, as well as shifts in project mix during the quarter.

●	Backlog achieved another new record high at $757 million, driven by key infrastructure and environmental related contract wins that offset what is historically the company’s highest quarter of backlog burn. In addition, notifications of pending contract awards remain robust at approximately $175 million including several individually large awards positioning the company for a significant increase in new work into 2022 and beyond. The Company expects projects funded by new Federal Infrastructure spending will likely commence in the second half of 2022 and continue for several years thereafter.

L. Joe Boyer, Atlas’ Chief Executive Officer, stated, “It’s a testament to the efforts of all our team members that we were able to continue our bookings, backlog and revenue growth while achieving strong financial results. Common to our industry, the economy-wide labor pressures impacted our margins in the short term as cost recovery programs included in many of our contracts in the form of pricing increases, will take effect prospectively in the fourth quarter of 2021 and beyond. I am encouraged by our record backlog fueled by new major infrastructure and environmental related contracts. The momentum in winning larger projects continues to increase, including our recent $15 million contract to provide design quality assurance professional services for the TxDOT I-35 Northeast Expansion (NEX) project. The anticipated enactment of the $1.2 trillion US infrastructure bill provides us with an opportunity to leverage our strong foundation of technical expertise and innovative solutions to capture additional market share. I am highly optimistic about our future growth in 2022 and ability for us to deliver long-term value for all of our stakeholders.”

Full Year 2021 and Preliminary 2022 Outlook Update

●	Gross revenue is anticipated to be in a range of $530 million to $540 million, with net revenue and self-performance continuing to be an area of focus for margin enhancement. The revenue outlook reflects the continued strength of our backlog and management’s current visibility on the timing of work through year-end.

●	Adjusted 2021 EBITDA is expected to remain within the previous guidance range of $73 million to $80 million although the Company now expects Adjusted EBITDA to be near the low end of the range primarily due to industry-wide labor inflationary pressures noted above.

●	Based on our existing backlog, notifications of pending contract awards, and the strong environmental and infrastructure markets, we expect 2022 adjusted EBITDA to grow in the low-to-mid teen percent range.

David D. Quinn, Sr., Chief Financial Officer, concluded, “Growing our business both organically and through deleveraging M&A, along with continuously strengthening our balance sheet remains our primary focus.

Many of our contracts allow for periodic prospective rate adjustments, including several that become effective in the fourth quarter, which we expect to help ease labor related margin pressure impacting our industry. Following a build in working capital during the third quarter, we continue to expect strong cash flows in the fourth quarter that will further enhance liquidity into year end. Sustained growth, deleveraging acquisitions and strict capital management support our goal to achieve a net leverage(4) below 3.0x longer term.”

(1)	Net revenue is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net revenue to the most comparable financial measure calculated in accordance with GAAP.
(2)	Adjusted net income is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted Net Income to the most comparable financial measure calculated in accordance with GAAP.
(3)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.
(4)	Net leverage calculated as (debt –cash) / LTM Adj. EBITDA including predecessor period of acquisitions.

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, November 15, 2021, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review third quarter 2021 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-407-9716 (Domestic) and 1-201-493-6779 (International). A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of infrastructure and environmental solutions. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education, and industrial markets. With approximately 3,600 employees and a nationwide footprint, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design, and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2021, particularly the “Risk Factors” section of such report and the factors described below: (1) the ability to maintain the listing of the Company’s shares of Class A common stock on Nasdaq; (2) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) costs related to acquisitions; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, net revenue, adjusted net income and adjusted earnings per Class A share (“Adjusted EPS”), which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA and net revenue are useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA and net revenue are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines net revenue as gross revenue before reimbursable expenses and other adjustments. Atlas excludes these items from gross revenue in arriving at net revenue because net revenue is an important measure of the underlying production and performance of the business. Certain items excluded from net revenue are significant components in understanding and assessing a company’s financial performance, such as subcontractor and other “pass-through” related costs. Atlas’ presentation of net revenue should not be construed as an indication that results will be unaffected by the items excluded from net revenue. Atlas’ computation of net revenue may not be identical to other similarly titled measures of other companies. For a reconciliation of net revenue to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines adjusted net income as net income excluding the after-tax impact of transaction costs, certain other non-recurring expenses, and the amortization of intangible assets. Atlas excludes these items from net income in arriving at adjusted net income because adjusted net income is an important measure of the underlying production and performance of the business. Certain items excluded from adjusted net income are significant components in understanding and assessing a company’s financial performance. Atlas’ presentation of adjusted net income should not be construed as an indication that results will be unaffected by the items excluded from adjusted net income. Atlas’ computation of adjusted net income may not be identical to other similarly titled measures of other companies. For a reconciliation of adjusted net income to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines Adjusted EPS as adjusted net income divided by the weighted average of Class A shares outstanding for the period. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. Our definition of Adjusted EPS may differ from other companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income and Diluted Earnings per Share. For a reconciliation of Adjusted EPS to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS

Amounts in thousands, except per share data

	October 1, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$4,515	$14,062
Accounts receivable, net	109,897	99,822
Unbilled receivables, net	46,168	38,350
Prepaid expenses	6,190	5,874
Other current assets	2,881	4,557
Total current assets	169,651	162,665
Property and equipment, net	13,059	14,134
Intangible assets, net	111,615	86,008
Goodwill	121,291	109,001
Other long-term assets	4,521	4,254
TOTAL ASSETS	$420,137	$376,062
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$31,265	$28,456
Accrued liabilities	10,279	15,011
Current maturities of long-term debt	2,401	14,050
Other current liabilities	22,503	12,036
Total current liabilities	66,448	69,553
Long-term debt, net of current maturities and loan costs	480,184	264,970
Other long-term liabilities	18,428	24,296
Total liabilities	565,060	358,819
COMMITMENTS AND CONTINGENCIES (NOTE 13)
Redeemable preferred stock	-	151,391
Class A common stock, $.0001 par value, 400,000,000 shares authorized, 33,620,212 shares issued and outstanding at October 1, 2021	-	1
Class B common stock, $.0001 par value, 3,353,101 shares authorized, 3,353,101 shares issued and outstanding at October 1, 2021	3	2
Additional paid in capital	(106,388)	(37,382)
Non-controlling interest	(17,356)	(90,566)
Retained (deficit)	(21,182)	(6,203)
Total shareholders’ equity	(144,923)	(134,148)
TOTAL LIABILITIES, REDEEMABLE PREFEERED STOCK AND SHAREHOLDERS’ EQUITY	$420,137	$376,062

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF OPERATIONS

Amounts in thousands, except per share data

	Three months ended,		Nine months ended,
	October 1,	September 30,	October 1,	September 30,
	2021	2020	2021	2020
Revenues	$138,719	$120,486	$393,550	$342,503
Cost of revenues	(72,578)	(62,229)	(205,555)	(179,840)
Operating expenses	(57,508)	(51,386)	(165,404)	(165,078)
Operating income/(loss)	8,633	6,871	22,591	(2,415)
Interest expense	(10,750)	(6,310)	(44,050)	(18,349)
(Loss) income before income taxes	(2,117)	561	(21,459)	(20,764)
Income tax expense	(409)	-	(641)	-
Net (loss) income	(2,526)	561	(22,100)	(20,764)
Provision for non-controlling interest	233	3,003	13,019	8,144
Redeemable preferred stock dividends	-	(4,501)	(5,899)	(11,277)
Net (loss) attributable to Class A common stock shareholders/members	$(2,293)	$(937)	$(14,980)	$(23,897)
(Loss) Per Class A Common Share	$(0.07)	$(0.16)	$(0.58)	$(0.49)
Weighted average of shares outstanding:
Class A common shares (basic and diluted)	32,826,431	5,774,872	25,862,913	5,770,411

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF CASH FLOWS

Amounts in thousands

	For the nine months ended
	October 1,	September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(22,100)	$(20,764)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	16,471	15,470
Equity-based compensation expense	2,454	10,415
Interest expense, paid in kind	5,536	-
Loss on sale of property and equipment	32	18
Write-off of deferred financing costs related to debt extinguishment	15,197	1,712
Amortization of deferred financing costs	928	1,740
Provision for bad debts	(403)	1,081
Changes in assets & liabilities:
(Increase) in accounts receivable and unbilled receivable	(6,969)	(2,259)
Decrease (increase) in prepaid expenses	(1,630)	209
Decrease (increase) in other current assets	1,721	(1,625)
Increase in trade accounts payable	2,305	(6,353)
(Decrease) increase in accrued liabilities	(10,286)	4,358
(Decrease) increase in other current and long-term liabilities	(739)	6,147
Decrease (increase) in other long-term assets	(263)	(24)
Net cash provided by operating activities	2,254	10,125

Cash flows from investing activities:
Purchases of property and equipment	(2,407)	(2,743)
Proceeds from disposal of property and equipment	16	224
Purchase of business, net of cash acquired	(30,999)	(12,394)
Net cash (used in) investing activities	(33,390)	(14,913)

Cash flows from financing activities:
Proceeds from issuance of debt	496,754	327,000
Payment of loan acquisition costs	(8,543)	(17,767)
Repayments of debt	(294,463)	(212,170)
Net payments on revolving line of credit	(11,844)	-
Proceeds from issuance of redeemable preferred stock	-	141,840
Repayment of redeemable preferred stock	(156,186)	-
Issuance of common stock		10,229
Member distributions		(21,830)
Payment to shareholders associated with Atlas Business Combination		(226,318)
Payment of redeemable preferred stock dividends	(1,185)	(4,583)
Distribution to non-controlling interests	(1,238)	(163)
Payment of contingent earn-out	(1,706)
Net cash (used in) financing activities	21,589	(3,762)
Net change in cash and equivalents	(9,547)	(8,550)
Cash and equivalents - beginning of period	14,062	20,185

Cash and equivalents - end of period	$4,515	$11,635
Supplemental information:
Cash paid during the period for:
Interest	$21,950	$14,873
Taxes	641	-
Capital assets financed	297	123
Contingent consideration share settled	2,000	1,060

ATLAS TECHNICAL CONSULTANTS, INC., AND SUBSIDIARIES

Reconciliation of Gross Revenues to Net Revenues

(unaudited)

(Amounts in thousands)

	For the quarter ended		For the nine-months ended,
	October 1, 2021	September 30, 2020	October 1, 2021	September 30, 2020
	(Unaudited)		(Unaudited)
Gross Revenue	$138,719	$120,486	$393,550	$342,503
Reimburseable Expenses	(26,206)	(22,629)	(73,123)	(62,550)
Revenue Net of Reimburseable Expenses	$112,513	$97,857	$320,427	$279,953

ATLAS TECHNICAL CONSULTANTS, INC., AND SUBSIDIARIES

Reconciliation of Net Loss Attributable to Class A Common Stockholders to

Adjusted Net Income Attributable to Class A Common Stockholders

(unaudited)

(Amounts in thousands except per share data)

	For the quarter ended
	October 1, 2021	September 30, 2020
	(Unaudited)
Net loss attributable to Class A common stockholders	$(2,293)	$(937)
Amortization of intangible assets	3,829	722
Write-off of deferred financing costs	-	-
Acquisition costs and other non-recurring charges	3,058	1,234
Fair value adjustment for contingent consideration	-	-
Income tax expense	-	-
Adjusted net income attributable to Class A common stockholders	$4,594	$1,019

	For the quarter ended
	October 1, 2021	September 30, 2020
	(Unaudited)
Net loss attributable to Class A common stockholders per share	$(0.07)	$(0.16)
Amortization of intangible assets	0.11	0.13
Write-off of deferred financing costs	-	-
Acquisition costs and other non-recurring charges	0.09	0.21
Fair value adjustment for contingent consideration	-	-
Income tax expense	-	-
Adjusted EPS	$0.14	$0.18
Weighted averag of shares outstanding Class A common shares (basic and diluted):	33,826	5,767

ATLAS TECHNICAL CONSULTANTS, INC., AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited)

(Amounts in thousands)

	For the quarter ended		For the nine-months ended,
	October 1, 2021	September 30, 2020	October 1, 2021	September 30, 2020
	(Unaudited)		(Unaudited)
Net (loss) attributable to class A common stockholders	$(2,293)	$(937)	$(14,980)	$(23,897)
Provision for non-controlling interest and preferred dividends	(233)	$1,498	(7,120)	3,133
Interest	10,750	6,310	44,050	18,349
Taxes	409	-	641	-
Depreciation and amortization	5,972	5,243	16,471	15,470
EBITDA	14,605	12,114	39,062	13,055
EBITDA for acquired business prior to Acquisition Date (1)	-	-	-	800
Other non-recurring expenses (2)	3,360	6,495	7,060	22,395
Non-cash change in fair value of contingent consideration	-	-	2,823	-
Non-cash equity compensation(3)	1,801	380	3,547	10,995
Adjusted EBITDA	$19,766	$18,989	$52,492	$47,245

(1)	Includes the EBITDA of LONG (which we acquired in February 2020) for the period January 1, 2020 through the date of the acquisition.
(2)	Includes professional service-related service fees such as legal, accounting, tax, valuation and other consulting relating as well as change in control payments relating to the Atlas Business Combination. Additionally, it includes other acquisition related professional fees and other non-recurring expenses. Amount also includes costs related to the COVID-19 pandemic.
(3)	Includes the amortization of the unvested portion of our 2017 and 2019 Management Incentive Plan grants that vested immediately upon the change in control provisions contained within the agreements, compensation that was earned and accrued for in the three months ended March 31, 2020 that will be share settled subsequent to June 30, 2020, and the amortization of unvested restricted share units granted in 2020 and 2021 to key management personnel and our Board of Directors.

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

Rodny Nacier, ICR Inc.

512-851-1507

ir@oneatlas.com